Exhibit 99.1
PRESS RELEASE
INX Announces Results for 4th Quarter and Fiscal Year Ended December 31, 2006
Record annual revenues of $156 million, an increase of 45%, with net income of $1.2 million compared to a net loss in 2005. 4th quarter revenue increases 87% to $45.8 million, with net income of $696,000 compared to a loss in the prior year period.
HOUSTON—(BUSINESS WIRE)—March 6, 2007—INX Inc. (Nasdaq: INXI) today announced financial results for its forth quarter ended December 31, 2006.
In summary, for the quarter ended December 31, 2006 compared to the same period in the prior year:
•	Total revenue increased 86.9% to $45.8 million from $24.5 million.
•	Products revenue increased 95.9% to $39.8 million from $20.3 million, with gross profit on products increasing 96.4% to $7.7 million, or 19.4% of products revenue compared to $3.9 million, or 19.3% of products revenue.

•	Services revenue increased 43.1% to $6.0 million from $4.2 million, with gross profit on services revenue increasing 48.0% to $1.6 million or 26.5% of services revenue compared to $1.1 million, or 25.7% of services revenue.
•	Gross profit on total revenue increased 86.0% to $9.3 million, or 20.3% of total revenue compared to $5.0 million, or 20.4% of total revenue.

•	Operating income was $877,000 compared to a loss of $156,000.

•	Income from continuing operations was $860,000 compared to a loss of $91,000.

•	Net income was $696,000 compared to a net loss of $723,000. Net income in 2006 includes a net loss of $164,000 from discontinued operations, compared to a net loss from discontinued operations of $632,000 in 2005.

•	Diluted earnings per share from continuing operations was $0.11 compared to a loss of $0.02.

•	Diluted earnings per share was $0.09 compared to a loss of $0.12.
For the year ended December 31, 2006 compared to the prior year:
•	Total revenue increased 45.4% to $156.0 million from $107.3 million.
•	Products revenue increased 43.1% to $135.3 million from $94.6 million, with gross profit on products increasing 69.2% to $25.1 million, or 18.6% of products revenue compared to $14.9 million, or 15.7% of products revenue.

•	Services revenue increased 62.3% to $20.7 million from $12.7 million, with gross profit on services revenue increasing 44.2% to $5.4 million or 25.9% of services revenue compared to $3.7 million, or 29.2% of services revenue.
•	Gross profit on total revenue increased 64.2% to $30.5 million, or 19.5% of total revenue compared to $18.6 million, or 17.3% of total revenue.

•	Operating income was $1.8 million compared to a loss of $4.2 million. The prior year period contained a one-time, non-cash charge of $5.7 million.

•	Income from continuing operations was $1.5 million compared to a loss of $4.9 million.

•	Net income was $1.2 million compared to a loss of $7.9 million. The current period results include a net loss of $316,000 from discontinued operations and the prior period results include a net loss from discontinued operations of $3.0 million.

•	Diluted earnings per share from continuing operations was $0.21 compared to a loss of $0.86.

•	Diluted earnings per share was $0.16 compared to a loss of $1.38.
Brian Fontana, INX’s Chief Financial Officer, commenting on the highlights of the Company’s results, stated, “Record total revenue during our fourth quarter and year resulted from record products and services revenue, with solid growth in both categories for the quarter and the year. Revenue growth was positively impacted by the acquisitions we completed in mid-2005 and early 2006, industry growth, an increase in our average customer size, partially offset by an expected substantial decline in education sector business, which we deemphasized at the end of 2005. Our operating income margin percentage for the quarter, at 1.9% of revenue, remains well below the 4% to 7% level that we believe is ultimately achievable, but showed improvement on a year-over-year basis. Operating income for the quarter improved to $877,000 compared to a loss of $156,000 in the prior year due primarily to the substantial increase in revenue and gross profit. Other items in the fourth quarter, which had a positive impact on operating income of approximately $297,000, included a change in estimate related to vendor incentives, partially offset by performance-based bonus compensation adjustments. In addition, quarterly and annual results of continuing operations comparison to the prior year period results were impacted because this was our first year to expense stock based compensation under FAS 123R, which resulted in an expense of $198,000 for the quarter and $462,000 for the year; as well as the absorption of expenses that had previously been allocated to businesses that have now been sold in the approximate amounts of $225,000 for the quarter and $650,000 for the year.”
Commenting on the recent trends in the Company’s business and the Company’s accomplishments, Mark Hilz, INX’s President and Chief Operating Officer, commented, “Our business momentum over the past several quarters solidifies our belief that the investments we have been making in the business are beginning to pay off. Our NetSurant managed support services offering, which is the revenue component that produces recurring services revenue, increased 162% in the fourth quarter compared to the prior year period and 172% for the year. The number of customers serviced in 2006 increased 32% to over 1,500 individual customers, while average revenue per customer also increased in 2006.”
James Long, INX’s Chairman and CEO, stated, “2006 was an exciting year of change for INX; a record year by virtually any measurement, and a year of substantial accomplishment. Fourth quarter results reflect strong general demand in the market, growth being generated from new markets, market share gains in our more mature markets, and increasingly larger contract wins. We continue to believe that the increasing complexity and importance of the enterprise network, which is rapidly becoming the primary technology platform for all forms of enterprise communications, will drive increasing demand for the products and services we offer. Our recent and continuing expansion efforts are creating a positive impact on our ability to take advantage of what we believe is a large and attractive long-term opportunity, and our business has good momentum going into 2007. We are pleased to be able to announce another quarter of record revenue that again exceeded our expectations.”
OUTLOOK:
The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.
We continue to believe our efforts towards creating a national presence, along with both the increasing complexity and use of enterprise-class IP communications systems will result in continued growth opportunities for INX over the next several years. One of our long-term goals continues to be improving profitability at a faster rate than the growth of revenue in order to improve operating profit margin percentage. As we have previously described, we decided to make strategic investments that increased operating costs near-term in order to better position INX to take advantage of the long-term market opportunity we believe exists. We are beginning to realize a return on these investments, and we believe we will continue to realize additional benefits going forward.
For the first quarter ending March 31, 2007, we expect total revenue in the range of approximately $43 million to $45 million, which represents growth of 63% to 71% compared to revenue of $26.3 million for the prior year period.
We expect to show an improvement in profitability for our first quarter of 2007 compared to the prior year period, and we expect positive earnings compared to the loss generated in the prior year period. However, because of continued investments in our business, we expect our net operating margin percentage for the first quarter to continue to be below our target range of 4% to 7%.
On a longer-term basis, one of our primary financial goals is to improve our operating profit margin percentage. We believe this will result primarily from an increasing mix of services revenues, improving gross margin on services revenue and improving financial performance of our newer offices. In addition, we expect some degree of leverage of certain categories of our operating expenses to contribute to improving operating profit margin going forward.
We also expect revenue growth for the full year. We base this expectation on our belief that the market and industry will grow in 2007; that we will continue to gain market share; that the average size of our customers will continue to increase, and because of recent positive trends and momentum in our business.

CONFERENCE CALL AND WEBCAST:
An investor conference call will be held by the Company today, March 6, 2007, starting at 4:30 p.m. Eastern Standard Time to discuss the results and the Company’s outlook for the future, as well as provide an opportunity to answer investors’ questions in a public format. The call is expected to last approximately 60 minutes.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.
To access the conference call within the U.S., dial 800-895-1715. For international/toll access, dial 785-424-1059. The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call. To access the presentation via the web, participants should access www.INXI.com/Presentations/4Q06call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation as well as a transcript of the prepared comments in PDF file format.
Beginning approximately one hour after the end of the conference call and ending on April 7, 2007, a replay of the conference call will be accessible by calling either 800-839-2418 from within the U.S., or 402-220-7210 for international/toll access. The replay of the conference call will also be available by the following morning, and until April 7th, 2007, for listening via the Internet from the Company’s web site at www.INXI.com/Webcasts/Q406call.
SAFE HARBOR STATEMENT:
The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above. The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company’s ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to finance its business operations.

•	The Company’s ability to successfully market its new RouteStep Communications products.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K/A for 2005, as well as the soon-to-be-filed Form 10-K for 2006, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of March 6, 2007, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT INX INC.:
INX Inc. (Nasdaq: INXI) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.
CONTACT:
INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2006	2005
	(In thousands, except share and
	per share amounts)
Revenue:
Products	$39,837	$20,331
Services	5,978	4,178

Total revenue	45,815	24,509

Cost of goods and services:
Products	32,115	16,399
Services	4,391	3,106

Total cost of goods and services	36,506	19,505

Gross profit	9,309	5,004
Selling, general and administrative expenses	8,432	5,160

Operating income (loss)	877	(156)
Interest expense	72	—
Other (income) expense, net	(55)	(13)

Income (loss) from continuing operations before income taxes	860	(143)
Income tax expense (benefit)	—	(52)

Net income (loss) from continuing operations	860	(91)
Loss from discontinued operations, net of taxes	(164)	(632)

Net income (loss)	$696	$(723)

Net income (loss) per share:
Basic:
Net income (loss) from continuing operations	$0.13	$(0.02)
Loss from discontinued operations, net of taxes	(0.02)	(0.10)

Net income (loss) per share	$0.11	$(0.12)

Diluted:
Net income (loss) from continuing operations	$0.11	$(0.02)
Loss from discontinued operations, net of taxes	(0.02)	(0.10)

Net income (loss) per share	$0.09	$(0.12)

Shares used in computing net income (loss) per share:
Basic	6,318,674	5,706,323

Diluted	7,293,737	5,706,323

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2006	2005
	(Unaudited)
Revenue:
Products	$135,317	$94,570
Services	20,696	12,749

Total revenue	156,013	107,319

Cost of goods and services:
Products	110,185	79,715
Services	15,331	9,028

Total cost of goods and services	125,516	88,743

Gross profit	30,497	18,576
Selling, general and administrative expenses	28,710	22,759

Operating income (loss)	1,787	(4,183)
Interest expense	273	297
Other (income) expense, net	(41)	(61)

Income (loss) from continuing operations before income taxes	1,555	(4,419)
Income tax expense	44	475

Income (loss) from continuing operations before minority interest	1,511	(4,894)
Minority interest	—	23

Net income (loss) from continuing operations	1,511	(4,917)
Loss from discontinued operations, net of taxes	(316)	(2,967)

Net income (loss)	$1,195	$(7,884)

Net income (loss) per share:
Basic:
Net income (loss) from continuing operations before minority interest	$0.24	$(0.86)
Minority interest	—	—
Loss from discontinued operations, net of taxes	(0.05)	(0.52)

Net income (loss) per share	$0.19	$(1.38)

Diluted:
Net income (loss) from continuing operations before minority interest	$0.21	$(0.86)
Minority interest	—	—
Loss from discontinued operations, net of taxes	(0.05)	(0.52)

Net income (loss) per share	$0.16	$(1.38)

Shares used in computing net income (loss) per share:
Basic	6,318,674	5,706,323

Diluted	7,293,737	5,706,323

INX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,795	$2,597
Accounts receivable — trade, net of allowance of $299 and $161	42,424	24,903
Inventory	1,157	79
Other current assets	2,067	881
Current assets of discontinued operations	19	2,564

Total current assets	47,462	31,024
Property and equipment, net of accumulated depreciation of $2,414 and $2,344	3,854	2,050
Goodwill	10,891	7,121
Intangible assets, net of accumulated amortization of $1,264 and $1,007	283	372
Other assets	—	21
Noncurrent assets of discontinued operations	30	1,057

Total assets	$62,520	$41,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$4,609	$2,707
Accounts payable	28,798	13,825
Accrued payroll and related costs	3,362	2,216
Accrued expenses	1,676	1,480
Other current liabilities	1,260	468
Current liabilities of discontinued operations	125	2,936

Total current liabilities	39,830	23,632
Other long-term liabilities	306	—
Long-term liabilities of discontinued operations	—	7
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 6,603,070 and 5,975,626 issued	66	60
Additional paid-in capital	30,598	27,546
Retained deficit	(8,280)	(9,600)

Total stockholders’ equity	22,384	18,006

Total liabilities and stockholders’ equity	$62,520	$41,645